Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                            For the Month of May 2000
                       Distribution Date of June 15, 2000
                            Servicer Certificate #32

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $139,181,258.34
Beginning Pool Factor                                        0.2783656

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $8,754,126.26
     Interest Collected                                  $1,105,156.89

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $867,393.52
Total Additional Deposits                                  $867,393.52

Repos / Chargeoffs                                         $395,951.85
Aggregate Number of Notes Charged Off                              179

Total Available Funds                                   $10,183,531.00

Ending Pool Balance                                    $130,574,325.90
Ending Pool Factor                                           0.2611516

Servicing Fee                                              $115,984.38

Repayment of Servicer Advances                             $543,145.67

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,908,461.66
     Target Percentage                                           5.25%
     Target Balance                                      $6,855,152.11
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                   ($36,656.13)
     Ending Balance                                      $9,871,805.53

Current Weighted Average APR:                                   9.506%
Current Weighted Average Remaining Term (months):                24.17

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,496,103.59     1,076
                                 31 - 60 days           $492,985.57       330
                                 60+  days              $289,953.03       111

     Total:                                           $2,279,042.19     1,095

     Balances:                   60+  days            $2,975,725.73       111

Memo Item - Reserve Account
     Prior Month                                      $9,141,892.96
+    Invest. Income                                      $36,656.13
+    Excess Serv.                                       $729,912.57
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,908,461.66

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of May 2000


                                                                      NOTES
                                                   (Money Market)
                                      TOTAL          CLASS A - 1    CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%            0.00%           96.50%           3.50%
     Coupon                                                 5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance           $139,181,258.34
Ending Pool Balance              $130,574,325.90

Collected Principal                $8,210,980.59
Collected Interest                 $1,105,156.89
Charge - Offs                        $395,951.85
Liquidation Proceeds / Recoveries    $867,393.52
Servicing                            $115,984.38
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $10,067,546.62

Beginning Balance                $139,181,258.34            $0.00           $0.00            $0.00  $134,309,914.33   $4,871,344.01

Interest Due                         $730,701.61            $0.00           $0.00            $0.00      $705,127.05      $25,574.56
Interest Paid                        $730,701.61            $0.00           $0.00            $0.00      $705,127.05      $25,574.56
Principal Due                      $8,606,932.44            $0.00           $0.00            $0.00    $8,305,689.80     $301,242.64
Principal Paid                     $8,606,932.44            $0.00           $0.00            $0.00    $8,305,689.80     $301,242.64

Ending Balance                   $130,574,325.90            $0.00           $0.00            $0.00  $126,004,224.53   $4,570,101.37
Note / Certificate Pool Factor                             0.0000          0.0000           0.0000           0.8428          0.2611
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,337,634.05            $0.00           $0.00            $0.00    $9,010,816.85     $326,817.20

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $729,912.57
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,908,461.66
(Release) / Draw                     ($36,656.13)
Ending Reserve Acct Balance        $9,871,805.53

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                   4                  3                  2                   1
                                   Jan-00              Feb-00             Mar-00              Apr-00              May-00
Beginning Pool Balance        $170,247,528.68     $163,285,457.55     $155,040,525.91     $146,030,527.11     $139,181,258.34

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $266,482.92       $1,242,061.84         $947,592.16         $773,350.36         $395,951.85
    Recoveries                    $214,473.19         $140,780.70         $392,008.65         $758,588.45         $867,393.52

Total Charged Off (Months 5, 4, 3)                  $2,456,136.92
Total Recoveries (Months 3, 2, 1)                   $2,017,990.62
Net Loss / (Recoveries) for 3 Mos                     $438,146.30 (a)

Total Balance (Months 5, 4, 3)                    $488,573,512.14 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    1.07614%

Trigger:  Is Ratio > 1.5%                                      No
                                                                          Mar-00              Apr-00              May-00

B)   Delinquency Trigger:                                                2,700,549.51        2,838,126.76        2,975,725.73
     Balance delinquency 60+ days                                            1.74183%            1.94352%            2.13802%
     As % of Beginning Pool Balance                                          2.11158%            2.03340%            1.94112%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                        1.97438%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer